Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-143104, No. 333-198197 and No. 333-205735) and in Registration Statement on Form S-3 (File No. 333-196568) of Bay Bancorp, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements,  which appears in this Annual Report on Form 10-K of Bay Bancorp, Inc., for the year ended December 31, 2015.

/s/ RSM US, LLP

Frederick, Maryland

March 28, 2016